UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 20, 2012

Universal Biosensors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52607	98-0424072
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue Rowville, 3178, Victoria Australia		Not Applicable
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +61 3 9213 9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

As previously disclosed by the Company, our wholly-owned operating subsidiary, Universal Biosensors Pty Ltd (“UBS”), and Siemens Healthcare Diagnostics Inc. (“Siemens”) are parties to a Collaboration Agreement dated September 9, 2011 (the “Collaboration Agreement”), pursuant to which the parties are collaborating in the development of three coagulation-related test strip products (the “Products”), and associated readers for the Products (the “Readers”) for commercialization by Siemens in the hospital point-of-care and ambulatory care coagulation markets.

On September 20, 2012 (the “Effective Date”), UBS and Siemens entered into the following additional agreements:

•	a First Amendment to Collaboration Agreement amending the Collaboration Agreement (the “Amendment”);

•	a Supply Agreement pursuant to which UBS will manufacture and supply the Products to Siemens (the “Supply Agreement”); and

•	a letter agreement titled “Supplemental Agreement – Reader Product Support Obligations and Responsibilities” (the “Reader Letter”).

The following are brief summaries of the Amendment, the Supply Agreement and the Reader Letter.

First Amendment to Collaboration Agreement

The Amendment amends and restates the annex to the Collaboration Agreement setting forth Siemens’ annual sales forecasts for the Products, and modifies the profit-sharing provision of the Collaboration Agreement to reduce the percentage amount by which Siemens’ actual Product sales must exceed such revised forecasts in order for UBS to be entitled to profit-sharing payments from Siemens. The Amendment also provides for the amendment of UBS’s indemnification obligations to Siemens under the Collaboration Agreement to limit UBS’s liability for third party claims relating to Readers, which will not be manufactured or supplied by UBS.

Supply Agreement

The Supply Agreement sets forth the terms under which Siemens may order and purchase Products from UBS, and UBS will manufacture and supply to Siemens the Products ordered by Siemens. The Supply Agreement neither obligates Siemens to purchase any Product from UBS, nor, except as described below, grants Siemens any right to manufacture Products or have any third party manufacture Products on Siemens’ behalf. However, if Siemens wishes to purchase any Product, Siemens must purchase it exclusively from UBS and may not manufacture such Product or have such Product manufactured for Siemens by a third party, except as described below. UBS has agreed to supply the Products exclusively to Siemens, subject to UBS’s retained rights under the Collaboration Agreement to manufacture and commercialize coagulation-related test strips outside of the hospital point-of-care coagulation market, provided that such test strips do not use technology owned by Siemens or its affiliates or materials supplied by Siemens to UBS under the Supply Agreement.

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The price payable by Siemens for each Product is based on annual volume of such Product ordered, using a volume-based pricing schedule set forth in the Supply Agreement.

Siemens is responsible for obtaining and maintaining all regulatory approvals for the Products.

Siemens may obtain the right to manufacture the Products or to have a third party manufacture the Products on its behalf under circumstances involving UBS’s inability or unwillingness to supply Products, including:

•	UBS’s bankruptcy, receivership, liquidation or similar events;

•	loss of Product manufacturing capabilities as a result of a force majeure event and failure to restore such capabilities within an agreed period;

•	repeated failures to supply Products without implementation of agreed corrective action;

•	a decision by UBS to discontinue manufacture of the Products;

•	UBS’s termination of the Supply Agreement without cause; and

•	Siemens’ termination of the Supply Agreement for uncured material breach.

In addition, after Siemens has purchased an agreed minimum number of Products from UBS, Siemens has the option to obtain the right to manufacture the Products or to have a third party manufacture the Products on its behalf, either upon 12 months’ notice to UBS or in the event that any of a specified list of Siemens competitors acquires control of UBS.

If Siemens manufactures Products or has Products manufactured by a third party on its behalf, Siemens is obligated to pay to UBS a fee for each Product (i.e., test strip) manufactured, as provided in the Collaboration Agreement, and Siemens’ profit-sharing obligations under the Collaboration Agreement, as amended, will continue to apply.

Unless earlier terminated, the Supply Agreement will expire 10 years from the Effective Date, provided that upon 24 months’ notice before the expiration of such period, Siemens may extend the term of the Supply Agreement for an additional five-year period. Siemens may also extend the term of the Supply Agreement under other limited circumstances, but in no event will the term extend beyond 18 years from the Effective Date.

Either party may terminate the Supply Agreement prior to its expiration upon 42 months’ prior written notice to the other party, or if the other party materially breaches the Supply Agreement and fails to cure the breach within a specified period after notice from the non-breaching party. In addition, Siemens may terminate the Supply Agreement in the event of persistent failures by UBS to supply Products.

3.

Supplemental Agreement – Reader Product Support Obligations and Responsibilities

The Reader Letter sets forth UBS’s and Siemens’ respective obligations and responsibilities with respect to technical support and regulatory matters for the Readers. In addition, the Reader Letter obligates Siemens to pay to UBS a total of US$1.7 million to reimburse UBS for specified additional development work conducted or to be conducted by UBS with respect to one of the Readers, which amount is payable in three installments, the first of which is due by October 30, 2012, and the second and third of which are subject to the achievement of specified milestones.

The foregoing are only summaries of certain terms of the Amendment, the Supply Agreement and the Reader Letter. These summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, the Supply Agreement and the Reader Letter, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2012. The Company will be requesting confidential treatment for certain terms of these agreements, which request will be filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: September 21, 2012	By: /s/ Paul Wright
Name: Paul Wright Title: Chief Executive Officer

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